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                                                                     EXHIBIT 8.1

                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                            NEW YORK, NY 10004-1490
                            TELEPHONE: 212-858-1000
                             TELEFAX: 212-858-1500
                               September 22, 2000

FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

                         Re:  Agreement and Plan of Merger between
                             FirstEnergy Corp. and GPU, Inc.
                             Dated as of August 8, 2000

Ladies and Gentlemen:

    We have acted as counsel for FirstEnergy Corp., an Ohio corporation ("FirstEnergy"), in connection with the proposed merger of GPU, Inc., a Pennsylvania corporation, into FirstEnergy, with FirstEnergy surviving (the "Merger"). In connection with the Merger, FirstEnergy has filed a registration statement on Form S-4 (as amended, the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). All terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

    On the basis of the foregoing and upon consideration of applicable law, subject to the qualifications stated therein, the discussions of U.S. federal income tax considerations set forth under the captions "Summary --Material U.S. Federal Income Tax Consequences" and "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger" in the joint proxy statement/ prospectus that forms a part of the Registration Statement (the "Joint Proxy Statement/Prospectus"), insofar as they relate to provisions of U.S. federal income tax law, are, as of the date hereof, taken as a whole, accurate in all material respects.

    This opinion is limited to the federal income tax laws of the United States and does not consider the effects of any foreign, state or local laws or any United States federal laws other than those pertaining to income tax.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under "The Merger --Material U.S. Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Joint Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                                          Very truly yours,
                                          WINTHROP, STIMSON, PUTNAM & ROBERTS